Exhibit 99.1

DATE: August 12, 2009

FROM:
Broadview Institute, Inc.
8089 Globe Drive
Woodbury, MN 55125

Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010

FOR IMMEDIATE RELEASE

Broadview Institute, Inc. Announces 1st Quarter Results

MINNEAPOLIS, August 12 – Broadview Institute, Inc. (OTC Bulletin Board – BVII) today reported revenues for the first quarter ended June 30, 2009 of $3,974,822 versus $2,829,258 reported for the same period last year. Net income totaled $356,240, or $0.04 per basic and diluted common share, versus net income of $130,563, or $0.02 and $0.01 per basic and diluted common share, for the same period last year.

“As expected, Utah Career College experienced enrollment growth at our branch campus locations in Layton, Utah and Orem, Utah as well as in the fully online degree programs we offer,” said Terry Myhre, the Company’s Chairman. “Our increased enrollments coupled with our efforts to control our operating costs yielded positive financial results for the first quarter of fiscal year 2010. Based on our projected headcount increases over the next three quarters, we expect to remain profitable throughout the current fiscal year.

“While we still have a tremendous opportunity for revenue growth from our existing residential locations and our online programs, we are actively searching for another location to add a new residential branch campus,” Myhre added. “Utah Career College is well positioned to meet the educational needs of post-secondary students, whether they prefer a traditional residential classroom setting or the alternative online learning platform”

Condensed Consolidated Statements of Operations Data

	Three Months Ended June 30,
	2009	2008
REVENUES	$3,974,822	$2,829,258

OPERATING EXPENSES
Educational services and facilities	2,606,661	1,998,851
Selling, general and administrative expenses	815,173	675,311

TOTAL OPERATING EXPENSES	3,421,834	2,674,162

OPERATING INCOME	552,988	155,096

OTHER INCOME	5,541	12,033

INCOME BEFORE INCOME TAXES	558,529	167,129

INCOME TAX EXPENSE	202,289	36,566

NET INCOME	$356,240	$130,563

BASIC NET INCOME PER SHARE	$0.04	$0.02

DILUTED NET INCOME PER SHARE	$0.04	$0.01

Condensed Consolidated Balance Sheets
	June 30, 2009	March 31, 2009

Current Assets	$4,115,769	$3,603,064
Total Assets	6,611,649	6,313,861
Current Liabilities	676,852	748,042
Total Liabilities	921,207	979,659
Stockholders’ Equity	5,690,442	5,334,202

ABOUT BROADVIEW INSTITUTE

Broadview Institute, Inc. offers private career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises, Inc. (d/b/a Utah Career College). Utah Career College has campuses located in West Jordan, Utah, Layton, Utah, and Orem, Utah, and is accredited by the Accrediting Commission of Career Schools and Colleges, formerly the Accrediting Commission of Career Schools and Colleges of Technology, to award diplomas and Associate in Applied Science and Bachelor of Science degrees for multiple business and healthcare careers.

The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.

For additional information, please contact:	Kenneth J. McCarthy Chief Financial Officer (651) 332-8010 (phone) kmccarthy@globeuniversity.edu

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Institute’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Broadview Institute’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Broadview Institute at (651) 332-8010.

All information in this release is as of August 12, 2009. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.